Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3 and related Prospectus of Thermadyne Holdings Corporation for the registration of 5,996,555 of its common stock and to the incorporation by reference therein of our report dated August 2, 2006, with respect to the consolidated financial statements of Thermadyne Holdings Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.
St. Louis, Missouri
August 29, 2008